AMENDMENT TO APPLICATION OR REPORT

                                  FORM 8-K/A

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                AMENDMENT NO. 1

                      TO FORM 8-K DATED NOVEMBER 15, 1996

                           SECOM GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

                      0-14299                     87-0410875
              (Commission File Number) (IRS Employer Identification Number)

                26600 HEYN DRIVE, NOVI, MICHIGAN               48376
            (Address of principal executive offices)        (Zip Code)

Item 2.  Acquisition or Disposition of Assets.

(a) On October 31, 1996, Milford Manufacturing Corporation ("Milford"), a wholly owned subsidiary of Secom General Corporation ("Secom"), consummated the acquisition of certain manufacturing assets and operations of Varity Kelsey-Hayes Corporation's ("VKH") Agreement between Milford and VKH (the "Agreement"). Assets and property acquired by Milford include (1) an 82,000 square foot building situated on 6.6 acres of land, and (2) machinery, equipment, and related tooling necessary for the manufacture of various machined brake valve parts. The purchase price and allocation to assets is estimated to be comprised as follows:

 Consideration paid:
 Cash paid                                  $2,122,000
 Liabilities assumed                         3,813,000
                                            ----------
 Total                                      $5,935,000

 Asset allocation:
 Fixed assets                               $4,922,000
 Inventories                                   938,000
 Prepaids                                       75,000
                                            ----------
                                            $5,935,000

Milford paid the cash at closing from funds available under Secom's existing revolving bank line of credit with First Chicago/NBD.

(b) Prior to the acquisition, the assets were used to manufacture brake fluid valve parts for various VKH facilities. Milford intends to continue this activity using the machinery and equipment acquired in the transaction. In connection with the Agreement, Milford has entered into a five-year supply agreement with VKH wherein Milford will supply brake fluid valve parts to various VKH facilities.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)  Financial Statements of Business Acquired.

             The Milford Plant of Varity Kelsey-Hayes Corporation Balance Sheet as of January 31, 1996 and the Related Statements of Sales Less Costs and Expenses, Parent Company Invested Capital and Cash Flows for the Year Ended January 31, 1996, and Independent Auditors' Report.

             The Milford Plant of Varity Kelsey-Hayes
             Corporation Unaudited Balance Sheet as of
             October 31, 1996 and the related Statements of Sales Less Costs and Expenses, and Cash Flows for the Nine Months Ended October 31, 1996 and 1995 (Unaudited)

        (b)  Pro Forma Financial Information.

             Secom General Corporation
             Pro Forma Financial Statements (unaudited)
             Pro Forma Balance Sheet as of September 30, 1996
             Pro Forma Statement of Operations for the Year Ended
               September 30, 1996

        (c)  Exhibits.

             2.1  Acquisition Agreement

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by:

SECOM GENERAL CORPORATION
(Registrant)



By: /s/ David J. Marczak                        Dated:   January 14, 1997
    -----------------------
      David J. Marczak
      Chief Financial Officer

                        INDEX TO FINANCIAL STATEMENTS

Description                                                      Page No.
-----------                                                      --------

(a)  Financial Statements of Businesses Acquired.

The Milford Plant of Varity Kelsey-Hayes
Corporation Balance Sheet as of January 31, 1996
and the related Statements of Sales Less Costs and
Expenses, Parent Company Invested Capital and
Cash Flows for the Year Ended January 31, 1996.
Independent Auditors' Report                                     F-1

The Milford Plant of Varity Kelsey-Hayes
Corporation Unaudited Balance Sheet as of
October 31, 1996 and the related Statements
of Sales Less Costs and Expenses and Cash
Flows for the Nine Months Ended October 31, 1996
and 1995 (Unaudited)                                             F-12

(b)  Pro Forma Financial Information.

Secom General Corporation
Pro Forma Financial Statements (unaudited)                       F-16
Pro Forma Balance Sheet as of September 30, 1996                 F-17
Pro Forma Statement of Operations for the Year                   F-20
          Ended September 30, 1996

THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION


Balance Sheet as of January 31, 1996 and the
Related Statements of Sales Less Costs and Expenses,
Parent-Company Invested Capital, and Cash Flows for the Year Ended January 31, 1996, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


The Milford Plant of Varity Kelsey-Hayes Corporation
Midland, Michigan

We have audited the accompanying balance sheet of the Milford Plant of Varity Kelsey-Hayes Corporation (the "Business") as of January 31, 1996, and the related statements of sales less costs and expenses, changes in parent-company invested capital, and cash flows for the year ended January 31, 1996. These financial statements are the responsibility of the management of the Business. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared in connection with an acquisition of the Business by Secom General Corporation, as discussed in Note 8, and are not intended to be a presentation of the financial position, results of operations and cash flows of the Business that would have occurred, had the Business operated on a stand-alone basis.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Milford Plant of Varity Kelsey-Hayes at January 31, 1996, and the results of their sales less costs and expenses and their cash flows for year ended January 31, 1996, in conformity with generally accepted accounting principles.




December 20, 1996
Detroit, Michigan


THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION

BALANCE SHEET
JANUARY 31, 1996
---------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash                                                           $    2,500
  Accounts receivable (net of allowance of $54,000)                  69,204
  Inventories (Note 2)                                              865,308
  Prepaids and other (includes intangible asset
    related to additional minimum liability of $444,000)
    (Note 2)                                                        637,029
                                                                 ----------

           Total current assets                                   1,574,041

PROPERTY, PLANT AND EQUIPMENT, NET (Note 3)                       5,112,244
                                                                 ----------

TOTAL ASSETS                                                     $6,686,285
                                                                 ==========

LIABILITIES AND PARENT-COMPANY INVESTED CAPITAL

CURRENT LIABILITIES:
  Trade accounts payable                                         $1,387,510
  Accrued liabilities (Note 4)                                      981,053
                                                                 ----------

           Total current liabilities                              2,368,563

  Liability for pension and postretirement benefits (Note 7)      4,489,000
                                                                 ----------

           Total liabilities                                      6,857,563

Parent-Company invested capital (deficit)                        (171,278)
                                                                 ----------


TOTAL LIABILITIES AND PARENT-COMPANY DEFICIT                     $6,686,285
                                                                 ==========

See notes to financial statements.


THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION

STATEMENT OF SALES LESS COSTS AND EXPENSES
YEAR ENDED JANUARY 31, 1996
-----------------------------------------------------------------------------


NET SALES                                               $12,143,118

COST OF SALES                                            11,478,098

SELLING, GENERAL AND ADMINISTRATIVE (Note 1)                889,505

IMPAIRMENT OF FIXED ASSETS (Note 1)                       3,276,000
                                                        -----------

EXCESS OF COSTS AND EXPENSES OVER SALES                 $ 3,500,485
                                                        ===========

See notes to financial statements.


THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION

STATEMENT OF CHANGES IN PARENT-COMPANY INVESTED CAPITAL
YEAR ENDED JANUARY 31, 1996
--------------------------------------------------------------------------


BALANCE, FEBRUARY 1, 1995                                    $ 5,493,944

  Excess of costs and expenses over sales                     (3,500,485)

  Net invested capital returned to Varity
     Kelsey-Hayes Corporation                                 (2,164,737)
                                                             -----------

BALANCE, JANUARY 31, 1996                                    $  (171,278)
                                                             ===========

See notes to financial statements.


THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION

STATEMENT OF CASH FLOWS
YEAR ENDED JANUARY 31, 1996
---------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Excess of costs and expenses over sales                     $(3,500,485)
   Adjustments to reconcile excess of costs and
    expenses over sales  to net cash
    provided by operations:
    Depreciation and amortization                               1,048,998
    Impairment of fixed assets                                  3,276,000
    Changes in operating assets and liabilities:
      Accounts receivable                                         992,296
      Inventories                                                  48,792
      Prepaids and other                                         (329,265)
      Trade accounts payable                                       33,010
      Accrued liabilities                                          78,326
      Liability for pension and postretirement benefits           771,303
                                                             ------------
           Net cash provided by operating activities            2,418,975

CASH FLOWS FROM INVESTING ACTIVITIES -
  Capital expenditures                                           (254,238)
                                                             ------------

          Net cash used in investing activities                  (254,238)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Parent-Company invested capital refunded                     (2,164,737)
                                                             ------------
           Net cash (used in) provided by financing
            activities                                         (2,164,737)
                                                             ------------

NET INCREASE (DECREASE) IN CASH                                         0
CASH, BEGINNING OF PERIOD                                           2,500
                                                             ------------
CASH, END OF PERIOD                                          $      2,500
                                                             ============

See notes to financial statements.

THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 1996
------------------------------------------------------------------------------


1. DESCRIPTION OF ENTITY, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     Entity - The Milford Plant of Varity Kelsey-Hayes Corporation ("the Milford Plant" or the "Company") is a single manufacturing plant located in Milford, Michigan, producing machined brake parts, primarily sold to the auto industry. Varity Kelsey-Hayes Corporation ("Varity Kelsey-Hayes") was the sole owner of the plant until October 31, 1996, when the plant and its machining business were sold to Secom General Corporation ("Secom"). (See Note 8.)

     Basis of Presentation - The financial statements include only the accounts directly attributable to the Milford Plant. These include the assets and liabilities used in and arising from the machining business, the revenues generated from the machining business of the Milford Plant and the expenses attributable to its manufacturing process or other direct costs of the Milford Plant. The revenues, expenses and assets and liabilities which resulted from operations of the assembly group of the Milford Plant have been excluded from these financial statements. Such assembly operations were transferred to another Varity Kelsey-Hayes plant prior to January 31, 1996 and were not sold to Secom. During the period presented in the accompanying financial statements, the Milford Plant operated as an integral part of Varity Kelsey-Hayes' overall operations. The financial statements include various allocated costs and expenses and intercompany transactions, which are not necessarily indicative of the costs and expenses or transaction terms that would have occurred, had the Milford Plant operated on a stand-alone basis. However, all of the allocations and estimates reflected in the financial statements are based on assumptions which management believes are reasonable. Corporate allocations were based principally on the relative revenues of the Milford Plant, as compared to the respective consolidated amounts of Varity Kelsey-Hayes. It is not considered practicable to estimate the amount of such costs as if the Milford Plant operated on a stand-alone basis.

     Inventories are stated at the lower of cost or market, as determined under the first-in, first-out method.

     Property, Plant and Equipment are recorded at historical cost less permanent impairment. Management has determined that during 1996 the assets of the Milford Plant had been impaired due to changes in the Company's business and have reduced the cost value of the assets by approximately $3,276,000, the estimated net realizable value of such assets. The Company capitalizes, as additions, expenditures which extend the useful life or increase the value of related assets. Maintenance and repairs are charged to operating expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Income Taxes - There is no provision for income taxes in the accompanying financial statements. The results of operations of the plant is included in the Varity Kelsey-Hayes corporate income tax returns. Varity Kelsey-Hayes does not allocate its income tax provision among unincorporated plants. In management's opinion, inclusion of an income tax provision in the Milford Plant financial statements would not be useful to the readers of these financial statements. Management also feels it would be impracticable to determine whether any income tax benefit would be realizable by the Company.

     Environmental Liabilities - Varity Kelsey-Hayes and the Company are involved in a remedial action under government regulations and laws relating to cleaning up the environment around the Milford Plant facility. Varity Kelsey-Hayes has recorded a reserve for such remediation costs at the corporate level and has not pushed down such reserve to the financial statements of the Milford Plant. As part of the purchase (see
     Note 8) of the Milford Plant by Secom, Varity Kelsey-Hayes has indemnified Secom and the Milford Plant for all such costs.

     New Accounting Standard - Statement of Financial Accounting Standards
     (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was issued in March 1995. The Statement is effective for fiscal years beginning after December 15, 1995, and requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Statement is not expected to have a material effect on the financial statements of the Company when adopted.

     Use of Estimates - Preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets, liabilities revenues and expenses as reflected in the financial statements. Actual results could differ from estimates.

2.   INVENTORIES

 Inventories at January 31, 1996:

Raw materials and factory supplies                             $646,903
Work-in-process                                                  79,026
Finished goods                                                  139,379
                                                               --------
Total                                                          $865,308
                                                               ========


3.   PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment at January 31, 1996 consist of:

                                                              Estimated
                                                               Useful
                                                                Life

Machinery and equipment                       $ 6,341,879     8-15 years
Building and improvements                       1,846,759    15-30 years
Land and improvements                              17,500           N/A
Tooling                                            87,066     3-4 years
                                              -----------
                                                8,293,204
Less accumulated depreciation                  (3,180,960)
                                              -----------
Total                                         $ 5,112,244
                                              ===========


4.   ACCRUED LIABILITIES

     Accrued liabilities consist of the following at January 31, 1996:


     Accrued vacation                                        $126,000
     Accrued workers' compensation                            605,000
     Other                                                    250,053
                                                             --------
     Total                                                   $981,053
                                                             ========


5.   RELATED PARTY TRANSACTIONS

     The Milford Plant conducts various business transactions with plants and affiliates of its parent-company, Varity Kelsey-Hayes. These transactions include sales to other Varity Kelsey-Hayes businesses of approximately $7,212,000 during the year ended January 31, 1996.

     The Milford Plant participates in certain employee benefit plans sponsored by Varity Kelsey-Hayes including a 401(k) Plans and a defined benefit pension plans for salaried and hourly employees, post retirement benefits, workers' compensation, supplemental unemployment, health and disability coverages. Expense for these items totaled approximately $1,505,000 for the year ended January 31, 1996.

     Certain administrative and corporate functions were provided to the Milford Plant by Varity Kelsey-Hayes. These include, among others, financial reporting and analysis, treasury, management information systems, strategic planning, strategic marketing, and executive management. The amount of such services was estimated to be $888,100 and is included in general and administrative expenses.

6.   LEASES

     The Company leased certain machinery and equipment under noncancelable operating leases. Rental expense was $152,145 for the year ended January 31, 1996.

     Annual payments due under noncancelable operating leases are as follows:


     Year ended January 31, 1997                            $138,000
     1998 and thereafter                                     130,000
                                                            --------
     Total                                                  $268,000
                                                            ========


7.   PENSIONS AND OTHER POSTRETIREMENT BENEFITS

     Varity Kelsey-Hayes had a defined benefit pension plan for eligible hourly employees at the Milford plant. Benefits are based on years of service and compensation during the years of service. The funding policy for the plan was to contribute at least the amount required by law on an annual basis. Pension expense for hourly employees of the machining business only for the year ended January 31, 1996 consists of the following:

     Service costs                                           $  37,800
     Interest cost                                              66,850
     Actual return on plan assets                              (99,750)
     Net amortization                                           68,600
                                                             ---------
     Net pension costs                                       $  73,500
                                                             =========


     Pension costs were determined using a 7.5% discount rate, a long term rate of return of 9.0%, and no increases in wage rates. Plan assets consist primarily of stocks and bonds. A valuation for only the machining business was not available, accordingly, following is the funded status of the plan for all active and retired hourly employees of the Milford Plant at January 31, 1996:

     Projected benefit obligation:
     Actuarial present value of vested benefits                 $2,361,000
     Actuarial present value of nonvested benefits                 400,000
                                                                ----------
              Total                                              2,761,000
   Plan assets at fair value                                     1,878,000
                                                                ----------
   Projected benefit obligation in excess of plan assets           883,000
   Unrecognized prior service cost                                (444,000)
   Unrecognized net loss                                          (225,000)
   Adjustment required to recognize minimum liability              669,000
                                                                ----------
   Accrued pension cost recognized in the balance sheet         $  883,000
                                                                ==========

     Salaried employees of the machining business participate in a pension covering eligible Varity Kelsey-Hayes employees. A provision for the cost of this plan is charged to the Milford Plant by Varity Kelsey-Hayes. For the year ended January 31, 1996, $60,180 is included in the statement of sales less costs and expenses for this salaried pension plan.

     Salaried employees may participate in defined contribution plans sponsored by Varity Kelsey-Hayes. The expense related to these plans was $151,494 during the year ended January 31, 1996.

     Postretirement Benefits - The Milford Plant postretirement benefits plan provides certain medical benefits to qualifying employees. Net postretirement benefit cost includes the following components:

     Service cost                                            $182,000
     Interest cost on accumulated benefit obligation          270,000
                                                             --------
     Total                                                   $452,000
                                                             ========

     Benefit costs are estimated assuming retiree health care costs will increase initially at an 8.0% annual rate, decreasing to an annual rate of increase of 6.0%. A 1% increase in those annual trend rates would have increased the accumulated postretirement obligation at January 31, 1996 by $324,000, with a corresponding increase in expense for the year of $41,000. The discount rate used to estimate the accumulated postretirement benefit obligation was 7.5%. The Milford Plant's practice is to fund postretirement benefits on a pay as you go basis, and therefore, the plan has no assets at January 31, 1996.

     The status for the machining business for the Milford Plant's plan at January 31, 1996 was as follows:

     Accumulated postretirement benefit obligation                $3,606,000
     Plan assets at fair value                                             0
                                                                  ----------
     Accrued postretirement benefit obligation                    $3,606,000
                                                                  ==========



8.   SUBSEQUENT EVENT

     Effective October 31, 1996, the Milford Plant was acquired by Secom in a purchase of assets. The acquisition agreement provided for Secom to acquire the land, building, machinery and equipment, inventories, contracts and lease obligations of the Milford Plant along with its machining business. Secom also assumed certain liabilities of the Milford Plant.

     The purchase price is comprised of the following consideration:



     Cash paid                                 $2,100,000
     Liabilities assumed                        3,800,000
                                               ----------
     Total                                     $5,900,000
                                               ==========


     Pursuant to the acquisition agreement, the Milford Plant and its new parent Secom entered into a machined products supply agreement with Varity Kelsey-Hayes whereby the Milford Plant will supply machined parts to Varity Kelsey-Hayes for the next five years. The supply agreement also includes a provision whereby Varity Kelsey-Hayes will pay Secom $1,000,000 during 1997 as a payment in lieu of a price increase for products to be shipped during 1997.

                                    ******

THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION

     The Milford Plant of Varity Kelsey-Hayes
     Corporation Balance Sheet as of
     October 31, 1996 and the related Statements of Sales Less Costs and Expenses. Parent
     Company Invested Capital and Cash Flows
     for the Nine Months Ended October 31, 1996 and 1995 (Unaudited).

     The following financial statements have been prepared by the Company, without audit. In the opinion of Company management, the financial statements reflect all adjustments (consisting of normal recurring accruals) which are necessary to represent a fair statement of the results for the periods presented.


           THE MILFORD PLANT OF THE VARITY KELSEY-HAYES CORPORATION
                          BALANCE SHEET (UNAUDITED)
                               OCTOBER 31, 1996

ASSETS

CURRENT ASSETS:
     Accounts receivable                     $   155,700
     Inventories                                 938,800
     Other current assets                         75,100
                                             -----------
     TOTAL CURRENT ASSETS                      1,169,600

PROPERTY, PLANT AND EQUIPMENT, NET             5,527,814
                                             -----------
TOTAL ASSETS                                 $ 6,697,414
                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade accounts payable                       $   902,500
Accrued Liabilities                              943,300
                                             -----------
     TOTAL CURRENT LIABILITIES               $ 1,845,800

Liability for pension and
  postretirement benefits                      4,145,000
                                             -----------
     Total Liabilities                         5,990,800

Parent-Company Invested capital                  706,614
                                             -----------
                                             $ 6,697,414
                                             ===========


           THE MILFORD PLANT OF THE VARITY KELSEY-HAYES CORPORATION
            STATEMENTS OF SALES LESS COSTS AND EXPENSES (UNAUDITED)
                  NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995

                                                  1996                1995
                                                  ----                ----
NET SALES                                    $  7,922,733        $ 10,279,512

COST OF SALES                                   8,029,576           9,265,220

SELLING, GENERAL AND ADMINISTRATIVE               662,000             677,000

IMPAIRMENT OF FIXED ASSETS                             --           3,276,000
                                             ------------        ------------

EXCESS OF COSTS AND EXPENSES OVER SALES      $   (708,843)       $ (2,938,708)
                                             ============        ============



             THE MILFORD PLANT OF VARITY KELSEY-HAYES CORPORATION
                     STATEMENTS OF CASH FLOWS (UNAUDITED)
                 NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995

                                                            1996            1995
                                                            ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Excess of costs and expenses over sales                (768,843)      (2,938,708)
   Adjustments to reconcile excess of costs and
      expenses over sales to net cash provided
      by operations:
   Depreciation and amortization                           744,430          776,600
   Impairment of fixed assets                                   --        3,276,000
   Changes in operating assets                             404,241          263,400
   Changes in operating liabilities                       (866,763)         490,818
                                                        ----------       ----------
           Net cash provided by operating activities      (486,935)      (1,868,110)

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital Expenditures                                 (1,162,300)        (230,000)

CASH FLOWS FROM FINANCING ACTIVITIES --
   Change in parent-Company invested capital             1,646,735        2,098,110
                                                        ----------       ----------
NET INCREASE (DECREASE) IN CASH                             (2,500)              --
CASH AT BEGINNING OF PERIOD                                  2,500            2,500
                                                        ----------       ----------
CASH AT END OF PERIOD                                                    $    2,500
                                                        ==========       ==========

                           SECOM GENERAL CORPORATION
                        PRO FORMA FINANCIAL STATEMENTS
                                  (Unaudited)

The following unaudited pro forma financial statements for Secom as of September 30, 1996 have been prepared based upon the consolidated historical financial results of Secom and give effect to the acquisition of Milford Manufacturing Corporation.

The pro forma financial statements should be read in conjunction with the accompanying notes and the separate consolidated financial statements and related notes thereto of Secom contained in its Form 10-K for the year ended September 30, 1996, and of Milford Manufacturing Corporation contained herein.

The pro forma results are not necessarily indicative of the results which would actually have been attained if the Transaction had been consummated at the beginning of the period presented or which may be attained in the future.

                           SECOM GENERAL CORPORATION
                       PRO FORMA BALANCE SHEET-UNAUDITED
                              SEPTEMBER 30, 1996

The following unaudited pro forma balance sheet of Secom has been prepared based upon the historical audited consolidated balance sheet of Secom as of September 30, 1996 and adjusted to reflect the acquisition of VarityKelsey-Hayes Corporation's Milford Plant (Milford Manufacturing Corporation) as if the Transaction occurred on September 30, 1996.


                  SECOM GENERAL CORPORATION AND SUBSIDIARIES
                            PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1996

                                      SECOM GENERAL         MILFORD
                                         AND ITS            MANUFACTURING       PRO FORMA         PRO FORMA
                                      SUBSIDIARIES(1)       CORPORATION(2)      ADJUSTMENTS        COMBINED
                                      ---------------       --------------      -----------      ----------
ASSETS
CURRENT ASSETS:
   Cash                               $    319,600                           $ 1,000,000 (8)    $   319,600
                                                                              (1,000,000)(8)
   Accounts receivable                   4,163,900         $   155,700          (155,700)(3)      4,163,897
   Inventories                           5,170,500             938,800                            6,109,300
   Other current assets                  1,117,200              75,100                            1,192,300
                                      ------------         -----------       -----------        -----------
       TOTAL CURRENT ASSETS             10,771,200           1,169,600          (155,700)        11,785,100

CASH RESTRICTED FOR EQUIPMENT            4,089,000                                                4,089,000

PROPERTY, PLANT AND EQUIPMENT, NET      17,758,600           5,527,800          (605,500)(4)     22,680,900

OTHER ASSETS                             2,335,700                                                2,335,700
                                      ------------         -----------       -----------        -----------

TOTAL ASSETS                          $ 34,954,500         $ 6,697,400       $  (761,200)       $40,890,700
                                      ============         ===========       ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
ACCOUNTS PAYABLE                       $ 2,856,800         $   902,500       $  (902,500)(6)    $ 2,856,800
CURRENT LIABILITIES                      3,006,200             943,300          (724,100)(7)      3,225,400
LONG-TERM LIABILITIES                   13,724,300           4,145,000          (550,000)(5)     18,441,300
                                                                               1,122,000 (9)
DEFERRED INCOME                                                                1,000,000 (8)      1,000,000
DEFERRED TAX LIABILITIES                 1,331,300                                                1,331,300
                                      ------------         -----------       -----------        -----------
      Total Liabilities                 20,918,600           5,990,800           (54,600)        26,854,800

STOCKHOLDERS' EQUITY                    14,035,900             706,600          (706,600)(10)    14,035,900
                                      ------------         -----------       -----------        -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                              $ 34,954,500         $ 6,697,400       $  (995,700)       $40,890,700
                                      ============         ===========       ===========        ===========





                         (See next page for footnotes)





                                     F-18



Footnotes to Pro forma Balance Sheet as of September 30, 1996

 (1) Amounts from Secom's audited financial statements as of September 30, 1996.

 (2) Amounts from Milford's unaudited financial statements as of October 31, 1996.

 (3) To eliminate accounts receivable, which were not included in the assets acquired by Secom.

 (4) To reduce fixed assets to the value determined from allocation of the purchase price.

 (5) To reduce the underfunded pension liability to the amount assumed by Secom.

 (6) To eliminate accounts payable, which were not included in the liabilities assumed by Secom.

 (7) To eliminate other liabilities, principally worker's compensation claims, which were not assumed by Secom.

 (8) To record $1 million paid by VKH to Secom in lieu of 10% product price increase for first year sales to VKH from Milford, and then the wire transfers by Secom to VKH of $ 1 million as part of the purchase price.

 (9) To record use of bank line of credit for additional cash paid to VKH in connection with the transaction.

(10) To eliminate the equity of Milford in connection with the asset purchase.


                           SECOM GENERAL CORPORATION
                 PRO FORMA STATEMENT OF OPERATIONS - UNAUDITED

The following unaudited pro forma statement of operations for Secom has been prepared from the audited historical consolidated results of operations of Secom for the year ended September 30, 1996 and from the unaudited results of Milford for the year ended September 30, 1996.

The pro forma statement of operations presents the combined income and expenses of Secom and Milford as if the acquisition of Milford by Secom had occurred on October 1, 1995. Pro forma adjustments reflect the assets acquired, consideration paid and liabilities assumed by Secom.


                  SECOM GENERAL CORPORATION AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1996




                                       SECOM GENERAL          MILFORD
                                          AND ITS          MANUFACTURING      PRO FORMA          PRO FORMA
                                       SUBSIDIARIES(1)     CORPORATION(2)    ADJUSTMENTS         COMBINED
                                       ---------------    ---------------    -----------        -----------
NET SALES                              $ 30,877,100       $ 11,970,435                         $42,847,536
COST OF SALES                            25,064,900         11,918,605       $(121,000)(3)      36,862,505
                                       ------------       ------------       ---------         -----------
GROSS PROFIT                              5,812,200             51,830         121,000           5,985,030
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                 4,920,700            896,501        (900,000)(4)       5,117,201
                                                                               200,000 (5)
                                       ------------       ------------       ---------         -----------
INCOME FROM OPERATIONS                      891,500           (844,671)        821,000             867,829
OTHER INCOME (EXPENSE):
  Interest                                 (847,600)                          (100,000)(6)        (947,600)
  Other, net                                 14,600                                                 14,600
                                       ------------       ------------       ---------          ----------
INCOME BEFORE INCOME TAXES                   58,500           (844,671)        721,000             (65,171)
INCOME TAX BENEFIT (EXPENSE)
                                            (17,900)                                               (17,900)
                                       ------------       ------------       ---------         -----------
NET INCOME (LOSS)
                                       $     40,600       $   (844,671)      $ 721,000         $   (83,071)
                                       ============       ============       =========         ===========
NET INCOME (LOSS) PER COMMON SHARE     $       0.01                                            $      0.06
                                       ============                                            ===========

WEIGHTED AVERAGE SHARES OUTSTANDING       4,874,600                                              4,874,600
                                       ============                                            ===========






                                       (See next page for footnotes)


                                     F-21




Footnotes to Pro Forma Statement of Operations

(1) Amounts from Secom's audited financial statements for the year ended September 30, 1996.

(2) Amounts from Milford's unaudited financial statements for the year ended September 30, 1996.

(3) To reduce depreciation and amortization expense based on the asset values and useful lives established after the transaction.

(4) To eliminate VKH's corporate services expense for the period presented.

(5) To record Secom's corporate services expense for the period presented.

(6) To record interest expense on the anticipated bank line of credit usage associated with Milford for the period presented.

                                EXHIBIT INDEX

Exhibit No.                   Description                             Page No.
-----------                   -----------                             --------

2.1                 Acquisition Agreement dated
                    October 31, 1996 between
                    Milford Acquisition, Inc.
                    (n/k/a Milford Manufacturing
                    Corporation) and Kelsey-Hayes
                    Company (d/b/a Varity Kelsey-Hayes)(1)

(1) Previously filed under the corresponding Exhibit No. with the Company's Report on 8-K dated November 15, 1996, and incorporated herein by reference.